EXHIBIT 8.1

December 2, 2011

Board of Trustees
Power REIT
55 Edison Avenue
West Babylon, NY  11704

Ladies and Gentlemen:

We have acted as special counsel to Power REIT, a Maryland real estate investment trust (the “Company”) and Pittsburgh & West Virginia Railroad, a Pennsylvania business trust and sole shareholder of the Company (“PW”), in connection with its registration statement on Form S-4 (Reg. No. 333-117802), as amended (the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”) relating to the issuance of common shares of beneficial interest, par value $0.001 per share (the “Common Shares”) of the Company (the “Shares”), upon consummation of the proposed merger (the “Reincorporation Merger”) of PW with Power REIT PA, LLC, a Pennsylvania limited liability company and wholly-owned subsidiary of the Company (“Power REIT PA”).  The Reincorporation Merger is proposed to be effected pursuant to the Agreement and Plan of Reorganization, dated as of even date herewith (the “Merger Agreement”), by and among the Company, PW, and Power REIT PA.  Capitalized terms not otherwise defined herein shall have the same meanings attributed to such terms in the Registration Statement.

For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed.   In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies.  We have also assumed that the representations of officers and employees of the Company and PW are true and correct as to questions of fact.

In rendering our opinions, we have considered applicable provisions of the Internal Revenue Code of 1986, as amended (“Code”), and the Treasury regulations promulgated thereunder (“Regulations”), pertinent judicial authorities, rulings of the Internal Revenue Service (“IRS”), currently published administrative rulings and procedures, and such other authorities as we have considered relevant, in each case as in effect on the date hereof (collectively, the “Tax Laws”).  It should be noted that the Code, Regulations, judicial decisions, rulings, administrative interpretations and such other authorities are subject to change at any time and, in some circumstances, with retroactive effect.  A change in any of the authorities upon which our opinion is based, or any variation or difference in any fact from those set forth or assumed herein or in the Registration Statement, letter of transmittal and consent or such other document on which we relied, could affect our conclusions herein.  Moreover, there can be no assurance that our opinion will be accepted by the IRS or, if challenged by the IRS, by a court.

Based upon, subject to and limited by the foregoing:

1.
We hereby confirm that the discussion with respect to Tax Laws matters contained in the Registration Statement under the heading “Material U.S. Federal Income Tax Consequences” represent our opinions on the subject matter thereof; and

2.	We are of the opinion that the Reincorporation Merger will qualify as a “reorganization” within the meaning of section 368(a)(1)(A) of the Code.

Except as set forth above, we express no opinion to any party as to the tax consequences, whether United States federal, state, local or foreign, of the Reincorporation Merger, the Merger Agreement or of any transaction related thereto or contemplated by the Registration Statement.  This opinion is being furnished solely in connection with the filing of the Registration Statement, and speaks as of the date hereof.  We disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

We hereby consent to (i) the filing of this opinion letter as Exhibit 8.1 to the Registration Statement and (ii) the reference to this firm under the caption “Legal Matters” in the Prospectus.  In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Act.

Very truly yours,

/s/ Leech Tishman Fuscaldo & Lampl LLC